        Exhibit 99.1

Edgewell Personal Care Company 6 Research Drive Shelton, Conn 06484
FOR IMMEDIATE RELEASE

Edgewell Personal Care Announces Acquisition of Billie Inc.

Acquisition Complements Edgewell’s Portfolio of Premier Feminine Shave and Body Care Brands
Expands Edgewell’s Digital Capabilities by Adding a Leading Direct-to-Consumer Brand
Billie to Begin Expansion into U.S. Brick-and-Mortar Retail in Early 2022
Transaction Received Pre-Merger Clearance Under the HSR Act

Shelton, Conn – November 29, 2021 - Edgewell Personal Care Company (NYSE: EPC) today announced it has acquired Billie Inc., a leading U.S. based consumer brand company that offers a broad portfolio of personal care products for women, in an all-cash transaction at a purchase price of $310 million, subject to customary adjustments. The transaction has cleared under the Hart-Scott-Rodino Antitrust Improvements Act and has closed.

Founded in 2017, Billie is a fast growing, digitally native, direct-to-consumer brand focused on providing women with high-quality shaving and premium body care products. Its current product portfolio includes razors, shaving cream, make up wipes, body lotion, lip balms, dry shampoo and body wash. Billie’s strong direct-to-consumer and digital capabilities have underpinned its strong growth, positioning the brand well for its initial expansion into U.S. brick-and-mortar retail in early 2022. The Billie brand complements and strengthens Edgewell’s position in the women’s shaving category, by adding to a portfolio of strong brands such as Schick Intuition, Hydro Silk and Skintimate. Billie will continue to be led by its co-founders, Georgina Gooley and Jason Bravman.

Rod Little, Edgewell President and Chief Executive Officer said, “We are thrilled to add Billie to our portfolio of brands. We are focused on our stated goal of building on our leading position in the women’s shave category and executing on our M&A strategy with discipline and precision, both of which this acquisition accomplishes. Edgewell has been a strategic supplier to Billie since its inception, and we view this acquisition as a natural evolution of the partnership between our two companies. This acquisition immediately enhances the consumer-centric, digital capabilities of our organization and elevates our presence in the important mid-tier value segment of women’s shaving in the U.S., while bolstering Billie’s ability to capitalize on significant growth opportunities by leveraging our retail distribution platform and marketing channels. Additionally, the acquisition provides us with a unique opportunity to further broaden Billie’s reach beyond razors and blades.”

Jason Bravman, co-founder of Billie said, “We are very excited to join the Edgewell organization and look forward to combining our resources and leveraging the Edgewell platform to accelerate growth and expand our retail reach. As we begin our expansion into brick-and-mortar retail in the US, this is the perfect time for this business combination. Edgewell’s core values align with our vision for the brand, and we are looking forward to attaining even greater growth as part of the Edgewell team.”

Georgina Gooley, co-founder of Billie added, “When we started Billie, we set out to create a different kind of razor made for womenkind. We look forward to combining our disruptive and digital-first approach with Edgewell’s leading platforms, capabilities and channels to drive future growth and meet the evolving needs of our loyal customers. This is an exciting moment for us as we advance towards our goal of becoming the leading women’s lifestyle brand.”

The acquisition is expected to be slightly positive to Edgewell’s adjusted cash earnings per share during fiscal 2022. The transaction was financed with a combination of cash on hand and revolver capacity.

Perella Weinberg Partners LP acted as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal counsel to Edgewell on the transaction. Goldman Sachs & Co. LLC acted as financial advisor and Fenwick & West LLP and Arnold & Porter Kaye Scholer LLP acted as legal counsel to Billie.

As previously announced, the Company will be presenting at the Morgan Stanley Global Consumer & Retail Conference on November 30, 2021 at 8:00 AM ET. In conjunction with management’s presentation, the Company will post supplemental slides regarding the acquisition of Billie Inc. to the Investor Relations section of its website. All interested parties may access the supplemental slides and a live webcast of the event at www.edgewell.com, under the "Investors," and "News and Events" tabs or by using the following link: http://ir.edgewell.com/news-and-events/events.

For those unable to participate during the live webcast, a replay will be available at www.edgewell.com.

About Edgewell
Edgewell is a leading pure-play consumer products company with an attractive, diversified portfolio of established brand names such as Schick® and Wilkinson Sword® men's and women's shaving systems and disposable razors; Edge® and Skintimate® shave preparations; Playtex®, Stayfree®, Carefree® and o.b.® feminine care products; Banana Boat®, Hawaiian Tropic®, Bulldog®, Jack Black®, and CREMO® sun and skin care products; and Wet Ones® moist wipes. The Company has a broad global footprint and operates in more than 50 markets, including the U.S., Canada, Mexico, Germany, Japan, the U.K. and Australia, with approximately 5,800 employees worldwide.

About Billie, Inc.
Billie provides women with quality shaving supplies and premium body care products designed to make a daily routine a little more delightful and a lot more affordable. Our products include 5-blade razors encased in charcoal shave soap with a magnetic handle and holder, shaving cream, body wash and body lotion. Billie donates 1% of all revenue to women's causes around the world. Billie is currently donating to Every Mother Counts, an organization that is committed to making pregnancy and childbirth safe for women everywhere.

Forward Looking Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on these statements. Forward-looking statements generally can be identified by the use of words or phrases such as "believe," "expect," "expectation," "anticipate," "may," "could," "intend," "belief," "estimate," "plan," "target," "predict," "likely," "will," "should," "forecast," "outlook," or other similar words or phrases. These statements are not based on historical facts, but instead reflect the Company's expectations, estimates or projections concerning future results or events, including, without limitation, the future earnings and performance of Billie, Edgewell or any of Edgewell’s businesses and the impact of the acquisition of Billie on Edgewell’s financial performance. Many factors outside our control (including the ongoing COVID-19 pandemic), could affect the realization of these estimates. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause the Company's actual results to differ materially from those indicated by those statements. The Company cannot assure you that any of its expectations, estimates or projections will be achieved. The forward-looking statements included in this release are only made as of the date of this release and the Company disclaims any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law.

In addition, other risks and uncertainties not presently known to the Company or that it presently considers immaterial could significantly affect the accuracy of any such forward-looking statements. Risks and uncertainties include those detailed from time to time in the Company's publicly filed documents, including in Item 1A. Risk Factors of Part I of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 19, 2021.

Investor Contact
Chris Gough
Vice President, Investor Relations
203-944-5706
Chris.Gough@Edgewell.com

Media Contact
Lauren Medina
Director, Communications
203-944-5545
Lauren.Medina@Edgewell.com